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                                                                     Exhibit 1.1

                           CROPKING.COM, INCORPORATED

                        1,000,000 Shares of Common Stock

                            SELECTED DEALER AGREEMENT

                                                             Boca Raton, Florida
                                                             _____________, 1999

Gentlemen:

         1. Barron Chase Securities, Inc. (the "Underwriter"), as Underwriter for CropKing.com, Incorporated (the "Company") invites your participation as a Selected Dealer ("Selected Dealer") in an offering of up to 1,000,000 Shares of Common Stock (the "Shares" or the "Securities"). The Underwriter is offering the Shares, as agent for the Company, on a "300,000 shares or none minimum, 1,000,000 share maximum best efforts" basis, pursuant to a Registration Statement filed under the Securities Act of 1933, as amended (the "Act"), subject to the terms of (a) its Underwriter Agreement with the Company, (b) this Agreement, and (c) the Underwriter's instructions which may be forwarded to the Selected Dealers from time to time. This invitation is made by the Underwriter only if the Shares may be lawfully offered by dealers in your state.

         2. The Securities are to be offered to the public by the Underwriter at the price per Share set forth on the cover page of the Prospectus (the "Public Offering Price"), in accordance with the terms of offering set forth in the Prospectus.

         3. The Underwriter, subject to the terms and conditions hereof, is offering a portion of the Securities for sale to certain dealers who are actually engaged in the investment banking or securities business and who are either (a) members in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), or (b) dealers with their principal places of business located outside the United States, its territories and its possessions and not registered as brokers or dealers under the Securities Exchange Act of 1934, as amended (the "1934 Act"), who have agreed not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein (such dealers who shall agree to sell Securities hereunder being herein called "Selected Dealers") at the public offering price, less a selling concession (which may be changed) of not in excess of $ per Share payable as hereinafter provided, out of which concession an amount not exceeding $ per Share may be reallowed by Selected Dealers to members of the NASD or foreign dealers qualified as aforesaid. The Selected Dealers who are members of the NASD agree to comply with all of the provisions of the NASD Conduct Rules. Foreign Selected Dealers agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and, if any such dealer is a foreign dealer and not a member of the NASD, such Selected Dealer


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also agrees to comply with the NASD's Interpretation with Respect to Free-Riding and Withholding, and to comply, as though it were a member of the NASD, with the provisions of Rules 2730 and 2750 of the NASD Conduct Rules, and to comply with Rule 2420 thereof as that Rule applies to non-member foreign dealers. The Underwriter has agreed that, during the term of this Agreement, it will be governed by the terms and conditions hereof.

         4. Barron Chase Securities, Inc. shall act as Underwriter and shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the public offering of the Securities.

         5. If you desire to act as a Selected Dealer, your application should reach us promptly by facsimile or letter at the offices of Barron Chase Securities, Inc., 7700 West Camino Real, Boca Raton, Florida 33433, Attention:
Robert T. Kirk. We reserve the right to reject subscriptions in whole or in part, to make allotments, and to close the subscription books at any time without notice. The Securities allotted to you will be confirmed, subject to the terms and conditions of this Selected Dealers Agreement (the "Agreement").

         6. Payment for the Shares shall accompany all confirmations and applications and shall be in clearing house funds. All checks, wires, and other orders for the payment of money shall be made payable to the escrow agent for deposit into an escrow account maintained at Republic Security Bank, 7400 West Camino Real, Boca Raton, Florida 33433 (the "Escrow Agent"). All subscriber checks are to be made payable to "Republic Security Bank - Escrow Account for the Benefit of the Subscribers to CropKing.com, Incorporated". Shares sold by the Selected Dealer will be available for delivery at the office of the Underwriter, unless other arrangements are made with the Underwriter for delivery.

         7. The Selected Dealer shall promptly transmit to the Escrow Agent, no later than 12:00 noon of the day subsequent to the receipt of funds received from purchasers, such funds and a confirmation or a records of each sale which shall set forth the name, address and social security number of each individual purchaser, the number of Shares purchased, and, if there is more than one registered owner, whether the certificate or certificates evidencing the securities comprising the Shares purchased are to be issued to the purchaser in joint tenancy or otherwise. Also, each Selected Dealer shall report, in writing, to the Underwriter, the number of persons in each such state who purchase the Shares from Selected Dealers. Each sale may be rejected by the Underwriter and if rejected, the Escrow Agent will directly return funds to the rejected customer.

         8. The proceeds from the sale of all of the Shares sold in the offering (the "Offering Proceeds") will be deposited in the escrow account referred to in paragraph 6 hereof. In the event that Offering Proceeds in an amount of $2,100,000 have not been deposited and cleared within ninety (90) days from the date the


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Company's Registration Statement is declared effective (unless extended by the
Underwriter with the written consent of the Company, for an additional thirty
(30) days, and an additional ten (10) days to allow clearance of funds), the full amount paid will be refunded to the purchasers. No certificates evidencing the Shares will be issued unless and until Offering Proceeds in an amount of $2,100,000 have been cleared and such funds have been released and the net proceeds thereof delivered to the Company. If Offering Proceeds in an amount of $2,100,000 are cleared within the time period provided above, all amounts so deposited will be delivered to the Company, except that the Underwriter may deduct its underwriting commissions and the unpaid portion of its expense allowance and financial advisory agreement from the proceeds of the offering prior to the delivery of such proceeds to the Company. No commissions will be paid by the Company or concessions allowed by the Underwriter unless and until Offering Proceeds in the amount of $2,100,000 have been cleared and such funds have been released and the net proceeds thereof delivered to the Company.

         9. Any Securities to be sold by you under the terms of this Agreement must be sold to the public in accordance with the terms of offering as set forth herein and in the Prospectus, subject to the securities or Blue Sky laws of the various states or other jurisdictions.

         10. On becoming a Selected Dealer, and in offering and selling the Securities, you agree to comply with all the applicable requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the 1934 Act. You confirm that you are familiar with Rule 15c2-8 under the 1934 Act relating to the distribution of preliminary and final prospectuses for securities of an issuer (whether or not the issuer is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act) and confirm that you have complied and will comply therewith.

         We hereby confirm that we will make available to you such number of copies of the Prospectus (as amended or supplemented) as you may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act, or the rules and regulations thereunder.

         11. Upon request, you will be informed as to the states and other jurisdictions in which we have been advised that the Securities are qualified for sale under the respective securities or Blue Sky laws of such states and other jurisdictions, but we shall not assume any obligation or responsibility as to the right of any Selected Dealer to sell the Securities in any state or other jurisdiction or as to the eligibility of the Securities for sale therein. We will, if requested, file a Further State Notice in respect of the Securities pursuant to Article 23-A of the General Business Law of the State of New York.

         12. No Selected Dealer is authorized to act as agent for the Underwriter, or otherwise to act on our behalf, in offering or selling the Securities to the public or otherwise or to furnish any


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information or make any representation except as contained in the
Prospectus.

         13. By accepting this Agreement, the Selected Dealer has assumed full responsibility for proper training and instruction of its representatives concerning the selling methods to be used in connection with the offer and sale of the Company's Shares, giving special emphasis to the principles of suitability and full disclosure to prospective investors and prohibitions against "free-riding and withholding".

         14 Nothing will constitute the Selected Dealers an association or other separate entity or partners with the Underwriter, or with each other, but you will be responsible for your share of any liability or expense based on any claim to the contrary. We shall not be under any liability for or in respect of value, validity or form of the Securities, or the delivery of the certificates for the Securities, or the performance by anyone of any agreement on its part, or the qualification of the Securities for sale under the laws of any jurisdiction, or for or in respect of any other matter relating to this Agreement, except for lack of good faith and for obligations expressly assumed by us or by the Underwriter in this Agreement and no obligation on our part shall be implied herefrom. The foregoing provisions shall not be deemed a waiver of any liability imposed under the 1933 Act.

         14. Notices to us should be addressed to us at the offices of Barron Chase Securities, Inc., 7700 West Camino Real, Boca Raton, Florida 33433,
Attention: Robert T. Kirk. Notices to you shall be deemed to have been duly given if telephoned, telefaxed or mailed to you at the address to which this Agreement or accompanying Selected Dealer Letter is addressed.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the choice of law or conflicts of law principles thereof.

         16. If you desire to act as a Selected Dealer, please confirm your application by signing and returning to us your confirmation on the duplicate copy of the Selected Dealer Letter enclosed herewith, even though you may have previously advised us thereof by telephone, telefax or letter. Our signature hereon may be by facsimile.

                                         Very truly yours,

                                         BARRON CHASE SECURITIES, INC.



                                         BY:
                                             -----------------------------------
                                             Authorized Officer



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                             SELECTED DEALER LETTER


Robert T. Kirk, President
Barron Chase Securities, Inc.
7700 West Camino Real
Boca Raton, Florida 33433

         We hereby desire to act as a Selected Dealer for Shares of CropKing.com, Incorporated in accordance with the terms and conditions stated in the foregoing Selected Dealers Agreement and this Selected Dealer letter. We hereby acknowledge receipt of the Prospectus referred to in the Selected Dealers Agreement and Selected Dealer letter. We further state that in desiring to act as a Selected Dealer, we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. As a member of the NASD, we hereby agree to comply with all of the provisions of NASD Conduct Rules. If we are a foreign Selected Dealer, we agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and if we are a foreign dealer and not a member of the NASD, we agree to comply with the NASD's interpretation with respect to free-riding and withholding, and agree to comply, as though we were a member of the NASD, with provisions of Rules 2730 and 2750 of the NASD Conduct Rules, and to comply with Rule 2420 of the NASD Conduct Rules as that Rule applies to non-member foreign dealers.


                                        Firm:
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                                          By:
                                             -----------------------------------
                                             (Name and Position)


                                     Address:
                                             -----------------------------------

                                             -----------------------------------



                               Telephone No.:
                                             -----------------------------------


Dated: ________________, 1999


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